UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014 (March 11, 2014)

KAR Auction Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana		46032
(Address of principal executive offices)		(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2014, KAR Auction Services, Inc. (the “Company” or “KAR”) amended and restated its Credit Agreement (the “Original Credit Agreement”), dated as of May 19, 2011, among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The term loans under the Original Credit Agreement have been repaid in full and terminated, and refinanced with (i) a $650 million three-year senior secured term loan B-1 facility (the “Term B-1 Facility”) and (ii) a $1,120 million seven-year senior secured term loan B-2 facility (the “Term B-2 Facility”). In addition, the amended and restated credit agreement also establishes a $250 million revolving credit facility in place of the previous revolving commitments (the “Revolving Credit Facility” and, together with the Term B-1 Facility and the Term B-2 Facility, the “Credit Facility”). The terms of the Credit Facility are set forth in an Amended and Restated Credit Agreement, dated as of March 11, 2014 (the “Credit Agreement”), among the Company, the Administrative Agent, and the lenders party thereto.

Any proceeds of the term loans under the Term B-2 Facility and the Term B-1 Facility not applied to refinance the term loans under the Original Credit Agreement may be used by the Company and its subsidiaries for ongoing working capital needs and general corporate purposes. The Revolving Credit Facility may be used for ongoing working capital needs and general corporate purposes for the Company and its subsidiaries. The Credit Agreement provides that with respect to the Credit Facility up to $75 million of U.S. dollar equivalent is available for letters of credit and up to $75 million is available for swing line loans (the “Swing Line Loans”) on same-day notice. Subject to the satisfaction of certain conditions, the Credit Agreement also permits additional revolving or term loan commitments of up to (i) $300 million if the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) is greater than 3.50 to 1.00 or (ii) an unlimited amount if the Consolidated Senior Secured Leverage Ratio is less than or equal to 3.50 to 1.00, in each case from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent and the Company) without the need for consent from any of the existing lenders under our Credit Facility.

The obligations of the Company under the Credit Facility are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of certain of the Company’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests of certain of the Company’s and the Subsidiary Guarantors’ first tier foreign subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of the Company and each Subsidiary Guarantor, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates. The Credit Agreement also requires the Company to maintain a maximum leverage ratio as of each test date on which any Revolving Loans (as defined in the Credit Agreement) are outstanding. Among other things, as compared to the Original Credit Agreement, the Credit Agreement provides the Company with greater flexibility for making capital expenditures, restricted payments, and investments in foreign subsidiaries. The Credit Agreement also eliminates the Original Credit Agreement’s mandatory prepayment requirement in respect of Excess Cash Flow (as defined in the Original Credit Agreement).

As set forth in the Credit Agreement, borrowings under the Credit Facility will bear interest at an amount equal to a rate calculated based on the type of borrowing and, in the case of tranche B-2 term loans and revolving loans, the Company’s Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) or Consolidated Leverage Ratio (as defined in the Credit Agreement), as applicable, from time to time. For example, for loans under the Term B-1 Facility, the Company may elect to pay interest based on either an adjusted LIBOR rate plus between 2.50% and 2.75% or Base Rate (as defined in the Credit Agreement) plus between 1.50% and 1.75%. For loans under the Term B-2 Facility, the Company may elect to pay interest based on either an adjusted LIBOR rate plus 2.50% or a Base Rate plus 1.50%. The Term B-2 Facility is also subject to a LIBOR floor of 0.75%. For revolving loans, the Company may elect to pay interest based on either an adjusted LIBOR rate plus between 2.00% and 2.25% or Base Rate plus between 1.00% and 1.25%. The Company will also pay a commitment fee of between 35 to 40 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company’s Consolidated Senior Secured Leverage Ratio from time to time.

As of the date of this filing, the Company has not drawn any amounts under the Revolving Credit Facility.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The above description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement, dated March 11, 2014, among the Company, certain subsidiaries of the Company party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender (the “Amendment and Restatement Agreement”), to which the Credit Agreement is attached as an exhibit. The Amendment and Restatement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s press release announcing that the Company has entered into the Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment and Restatement Agreement, dated March 11, 2014, among KAR Auction Services, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender (the Amended and Restated Credit Agreement and the Amended and Restated Guarantee and Collateral Agreement are included as Exhibits A and B thereto, respectively)
99.1	Press release dated March 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2014	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Restatement Agreement, dated March 11, 2014, among KAR Auction Services, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender (the Amended and Restated Credit Agreement and the Amended and Restated Guarantee and Collateral Agreement are included as Exhibits A and B thereto, respectively)
99.1	Press release dated March 11, 2014